                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A



                            MONTHLY SERVICER'S REPORT



                                                   Settlement Date     6/30/2002
                                                   Determination Date  7/10/2002
                                                   Distribution Date   7/15/2002


I.      All Payments on the Contracts                                                            1,528,718.26
II.     All Liquidation Proceeds on the Contracts with respect to Principal                         29,340.59
III.    Repurchased Contracts                                                                            0.00
IV.     Investment Earnings on Collection Account                                                    2,170.18
V.      Servicer Monthly Advances                                                                   42,065.49
VI.     Distribution from the Reserve Account                                                       59,381.55
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                          4,323.80
VIII.   Transfers to the Pay-Ahead Account                                                          (3,366.30)
IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                    (2,170.18)
          (b)  To Sellers with respect to the Pay-Ahead Account                                         (8.29)

Total available amount in Collection Account                                                     1,660,455.10
                                                                                                 =============


DISTRIBUTION AMOUNTS                                         Cost per $1000
---------------------------------------------                ----------------
1.   (a)  Class A-1 Note Interest Distribution                                           0.00
     (b)  Class A-1 Note Principal Distribution                                          0.00
           Aggregate Class A-1 Note Distribution               0.00000000                                 0.00

2.   (a)  Class A-2 Note Interest Distribution                                           0.00
     (b)  Class A-2 Note Principal Distribution                                          0.00
           Aggregate Class A-2 Note Distribution               0.00000000                                 0.00

3.   (a)  Class A-3 Note Interest Distribution                                           0.00
     (b)  Class A-3 Note Principal Distribution                                          0.00
           Aggregate Class A-3 Note Distribution               0.00000000                                 0.00

4.   (a)  Class A-4 Note Interest Distribution                                           0.00
     (b)  Class A-4 Note Principal Distribution                                          0.00
           Aggregate Class A-4 Note Distribution               0.00000000                                 0.00

5.   (a)  Class A-5 Note Interest Distribution                                           0.00
     (b)  Class A-5 Note Principal Distribution                                          0.00
           Aggregate Class A-5 Note Distribution               0.00000000                                 0.00

6.   (a)  Class A-6 Note Interest Distribution                                     109,592.25
     (b)  Class A-6 Note Principal Distribution                                  1,337,357.87
           Aggregate Class A-6 Note Distribution              61.05274768                         1,446,950.12

7.   (a)  Class B Note Interest Distribution                                        59,285.00
     (b)  Class B Note Principal Distribution                                            0.00
           Aggregate Class B Note Distribution                 5.56666667                            59,285.00

8.   (a)  Class C Note Interest Distribution                                        98,822.83
     (b)  Class C Note Principal Distribution                                            0.00
           Aggregate Class C Note Distribution                 5.70833312                            98,822.83

9.    Servicer Payment
      (a)  Servicing Fee                                                            20,081.02
      (b)  Reimbursement of prior Monthly Advances                                  35,316.13
               Total Servicer Payment                                                                55,397.15

10.  Deposits to the Reserve Account                                                                      0.00

Total Distribution Amount from Collection Account                                                $1,660,455.10
                                                                                                 =============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from
             Excess Collections                                                          0.00
      (b)  Amounts to the Sellers (Chase Manhattan
             Bank) from Excess Collections                                               0.00
      (c)  Distribution from the Reserve Account to
             the Sellers(Chase USA)                                                      0.00
      (d)  Distribution from the Reserve Account to
             the Sellers(Chase Manhattan Bank)                                           0.00
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                 0.00
                                                                                                 =============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account
             to the Sellers(Chase USA)                                                   4.19
      (b)  Distribution from the Payahead Account to
             the Sellers(Chase Manhattan Bank)                                           4.10
               Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                 8.29
                                                                                                 =============

                  INTEREST
---------------------------------------------
1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                      0.00
        (b) Class A-2 Notes    @             6.028%                                      0.00
        (c) Class A-3 Notes    @             6.140%                                      0.00
        (d) Class A-4 Notes    @             6.250%                                      0.00
        (e) Class A-5 Notes    @             6.420%                                      0.00
        (f) Class A-6 Notes    @             6.500%                                109,592.25
               Aggregate Interest on Class A Notes                                                  109,592.25
        (g) Class B Notes @                  6.680%                                                  59,285.00
        (h) Class C Notes @                  6.850%                                                  98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                             0.00
        (b) Class A-2 Notes                                                             0.00
        (c) Class A-3 Notes                                                             0.00
        (d) Class A-4 Notes                                                             0.00
        (e) Class A-5 Notes                                                             0.00
        (f) Class A-6 Notes                                                             0.00
        (g) Class B Notes                                                               0.00
        (h) Class C Notes                                                               0.00


3.   Total Distribution of Interest                            Cost per $1000
                                                             ------------------
        (a) Class A-1 Notes                                       0.00000000            0.00
        (b) Class A-2 Notes                                       0.00000000            0.00
        (c) Class A-3 Notes                                       0.00000000            0.00
        (d) Class A-4 Notes                                       0.00000000            0.00
        (e) Class A-5 Notes                                       0.00000000            0.00
        (f) Class A-6 Notes                                       4.62414557      109,592.25
               Total Aggregate Interest on Class A Notes                                            109,592.25
        (g) Class B Notes                                         5.56666667                         59,285.00
        (h) Class C Notes                                         5.70833312                         98,822.83



                 PRINCIPAL
---------------------------------------------

                                                             No. of Contracts
                                                             ------------------
1.   Amount of Stated Principal Collected                                          560,079.28
2.   Amount of Principal Prepayment Collected                           68         624,358.65
3.   Amount of Liquidated Contract                                      3          152,919.94
4.   Amount of Repurchased Contract                                     0                0.00

               Total Formula Principal Distribution Amount                                        1,337,357.87

5.   Principal Balance before giving effect to Principal Distribution            Pool Factor
                                                                                ------------
        (a) Class A-1 Notes                                                       0.0000000               0.00
        (b) Class A-2 Notes                                                       0.0000000               0.00
        (c) Class A-3 Notes                                                       0.0000000               0.00
        (d) Class A-4 Notes                                                       0.0000000               0.00
        (e) Class A-5 Notes                                                       0.0000000               0.00
        (f) Class A-6 Notes                                                       0.8536884      20,232,415.94
        (g) Class B Notes                                                         1.0000000      10,650,000.00
        (h) Class C Notes                                                         1.0000000      17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                               0.00
        (b) Class A-2 Notes                                                                               0.00
        (c) Class A-3 Notes                                                                               0.00
        (d) Class A-4 Notes                                                                               0.00
        (e) Class A-5 Notes                                                                               0.00
        (f) Class A-6 Notes                                                                               0.00
        (g) Class B Notes                                                                                 0.00
        (h) Class C Notes                                                                                 0.00


7.   Principal Distribution                                  Cost per $1000
                                                             ----------------
        (a) Class A-1 Notes                                    0.00000000                                 0.00
        (b) Class A-2 Notes                                    0.00000000                                 0.00
        (c) Class A-3 Notes                                    0.00000000                                 0.00
        (d) Class A-4 Notes                                    0.00000000                                 0.00
        (e) Class A-5 Notes                                    0.00000000                                 0.00
        (f) Class A-6 Notes                                   56.42860211                         1,337,357.87
        (g) Class B Notes                                      0.00000000                                 0.00
        (h) Class C Notes                                      0.00000000                                 0.00


8.   Principal Balance after giving effect to
       Principal Distribution                                                   Pool Factor
                                                                                ------------
        (a) Class A-1 Notes                                                       0.0000000               0.00
        (b) Class A-2 Notes                                                       0.0000000               0.00
        (c) Class A-3 Notes                                                       0.0000000               0.00
        (d) Class A-4 Notes                                                       0.0000000               0.00
        (e) Class A-5 Notes                                                       0.0000000               0.00
        (f) Class A-6 Notes                                                       0.7972598      18,895,058.07
        (g) Class B Notes                                                         1.0000000      10,650,000.00
        (h) Class C Notes                                                         1.0000000      17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                  Aggregate
                                                                                  Principal
                                                             No. of Contracts      Balance
                                                             ----------------   -------------
1.   Pool Stated Principal Balance as of           6/30/2002      1,733         46,857,087.32

2.   Delinquency Information                                                                     % Delinquent
                                                                                                 ------------

              (a) 31-59 Days                                         29            472,426.77           1.008%
              (b) 60-89 Days                                         13            719,938.61           1.536%
              (c) 90-119 Days                                         6             50,598.81           0.108%
              (d) 120 Days +                                          0                  0.00           0.000%

3.   Contracts Repossessed during the Due Period                      0                  0.00

4.   Current Repossession Inventory                                   0                  0.00

5.   Aggregate Net Losses for the preceding
       Collection Period
       (a)  Aggregate Principal Balance of Liquidated
              Receivables                                             3            152,919.94
       (b)  Net Liquidation Proceeds on any Liquidated
              Receivables                                                           29,340.59
                                                                                -------------
       Total Aggregate Net Losses for the preceding
         Collection Period                                                                          123,579.35

6.   Aggregate Losses on all Liquidated Receivables
       (Year-To-Date)                                                                               791,592.14

7.   Aggregate Net Losses on all Liquidated Receivables
       (Life-To-Date)                                              553                            5,014,924.72

8.   Weighted Average Contract Rate of all Outstanding
        Contracts                                                                                       9.043%

9.   Weighted Average Remaining Term to Maturity of all
        Outstanding Contracts                                                                          108.803

              TRIGGER ANALYSIS
---------------------------------------------
1.  (a)  Average 60+ Delinquency Percentage                  1.379%
    (b)  Delinquency Percentage Trigger in effect ?                          NO

2.  (a)  Average Net Loss Ratio                              0.038%
    (b)  Net Loss Ratio Trigger in effect ?                                  NO
    (c)  Net Loss Ratio (using ending Pool Balance)          0.099%

3.  (a)  Servicer Replacement Percentage                     0.178%
    (b)  Servicer Replacement Trigger in effect ?                            NO


               MISCELLANEOUS
---------------------------------------------
1.   Monthly Servicing Fees                                                                          20,081.02

2.   Servicer Advances                                                                               42,065.49

3.   (a)  Opening Balance of the Reserve Account                                                  5,325,240.59
     (b)  Deposits to the Reserve Account                                                0.00
     (c)  Investment Earnings in the Reserve Account                                 7,336.98
     (d)  Distribution from the Reserve Account                                    (59,381.55)
     (e)  Ending Balance of the Reserve Account                                                   5,273,196.02

4.   Specified Reserve Account Balance                                                            5,325,240.59

5.   (a)  Opening Balance in the Pay-Ahead Account                                                    8,431.17
     (b)  Deposits to the Pay-Ahead Account from the Collection Account              3,366.30
     (c)  Investment Earnings in the Pay-Ahead Account                                   8.29
     (d)  Transfers from the Pay-Ahead Account to the Collection Account            (4,323.80)
     (e)  Ending Balance in the Pay-Ahead Account                                                     7,481.96